First Financial Bancorp Investor Presentation Third Quarter 2009 Exhibit 99.1

2 Forward-Looking Statement Disclosure This presentation should be read in conjunction with the consolidated financial statements, notes and tables in First Financial Bancorp’s most recent
Annual Report on Form 10-K for the year ended December 31, 2008. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risk and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, management’s ability to effectively execute its business plan; the risk that the strength of the United States economy in general and the strength of the local economies in which First
Financial conducts operations continue to deteriorate, resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on First Financial’s loan portfolio, allowance for loan and lease losses and overall financial purpose; the ability of financial institutions to access sources of liquidity at a reasonable cost; the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury’s TARP and the FDIC’s Temporary
Liquidity Guarantee Program, and the effect of such governmental actions on First Financial, its competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from participation in the Temporary Liquidity Guarantee Program or from increased payments from FDIC insurance funds as a result of depository institution failures; the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates; technology changes; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames; and deposit attrition, customer loss and for revenue loss following completed acquisitions may be greater than expected; the effect of changes in accounting policies and practices; adverse changes in the securities and debt markets; First Financial’s success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services; the cost and effects of litigation and of unexpected or adverse outcomes in such litigation; uncertainties arising from First Financial’s participation in the TARP, including impacts on employee recruitment and retention and other business practices, and uncertainties concerning the potential redemption of the U.S. Treasury’s preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption;
and First Financial’s success at managing the risks involved in the foregoing. For further discussion on these and other factors that may cause such forward-looking statements to differ materially from actual results, refer to the
2008 Form 10-K and other public documents filed with the Securities and Exchange Commission (SEC), as well as the company’s most recent
Form 10-Q filings. These documents are available within the investor relations section of First Financial’s website at and on the SEC's website at .

3 Issued 13.8 million shares of common stock resulting in net proceeds of $98 million Overall credit quality remained relatively strong throughout most of the economic downturn 2009 results impacted by higher credit costs reflecting the continued adverse impact of the prolonged downturn Stress primarily in commercial and commercial construction real estate portfolios Credit metrics, although higher than historical levels, remain relatively strong compared with industry and peer levels Well positioned to endure economic challenges Adequate capital cushion in the event of a more severe and/or prolonged downturn Managing the company with a long-term view 3 Investment Highlights Strong operating fundamentals, including healthy capital and liquidity levels, produced positive results throughout the recessionary period positioning the company to capitalize on strategic opportunities Year-to-date initiatives Made significant advancement in strategic operating markets Acquired 19 banking centers in key Cincinnati MSA from Peoples
Community Bank in FDIC-assisted transaction 3 1 Total Assets: $7.3 billion Total Loans: $4.9 billion Total Deposits: $5.8 billion 2 1 Nasdaq: FFBC Shares Outstanding: 51.4 million Market Capitalization: $620 million YTD-2009 Average Daily Trading Volume: 329,000 shares 2 October 31, 2009 Irwin Union Bank and Trust Company and Irwin Union Bank, F.S.B. (Irwin)

4 First Financial Bank was founded in 1863 16 bank/thrift acquisitions from 1989 through 1999 resulted in multiple bank charters and brand identities Established Strategic (Rebuilding & Reorganization) Plan in March 2005 History Consolidated and streamlined company to establish one charter and one brand identity Restructured credit process Restructured balance sheet Exited non-strategic, high risk and unprofitable businesses and product lines Renewed focus on expense control and efficiency Upgraded infrastructure (physical, processes, technology) Expanded market presence and recruited sales teams in regional metropolitan areas Renewed focus on client and sales growth

Recent Acquisitions Purchased $145 mm
in select performing
commercial and
consumer loans Purchased 19 banking
centers, $521 mm in
deposits and $336 mm
in loans from Peoples
in FDIC-assisted
transaction 1 Purchased 3 banking
centers in Indiana
from Irwin, $85 mm in
deposits and $41 mm
in select performing
commercial and
consumer loans Purchased 27 banking
centers, $2.5 bn in
deposits and $1.8 bn
in loans from Irwin
in FDIC-assisted
transaction 1 Successfully
integrate recent
transactions and
continue to evaluate
opportunities in this
dislocated market;
don’t lose sight of
legacy business FDIC Irwin September 18, 2009 Irwin Banking Centers August 28, 2009 FDIC Peoples July 31, 2009 Irwin Loans June 30, 2009 Future Supplements organic growth strategy in core markets Transactions met all internal criteria Core philosophy & strategy remains unchanged 5 Estimated fair market value of loans and deposits

Consistent with the company’s stated conservative strategy Acquisitions are compelling relative to cost and time to build profitable de novo banking centers Adds banking centers in key areas that will leverage the First Financial brand to increase market share Compliments existing locations and provides entry into new markets Low-risk transactions Loss sharing arrangements provide significant protection on the acquired loans and foreclosed real estate portfolios In-market locations improves operating leverage Adds stable funding Consistent with growth strategy of expanding presence in strategic locations in both existing and adjacent markets 6 Acquisition Highlights

7 Market Expansion Acquisitions provided market expansion
opportunities in key locations Added 39 banking centers in strategic operating markets Solidifies position in key markets and
accelerates market expansion strategy by
several years largest banking center network in
Cincinnati MSA 1 nd1 Based on deposits in market at 06/30/09; source: SNL & FDIC First Financial Bank banking centers prior to
Peoples and Irwin banking center acquisitions Banking centers acquired from Peoples Banking centers acquired from Irwin

Further solidifies position in this very attractive market Accelerates growth-market expansion strategy by several years Acquisition is compelling relative to cost and time to build 19 profitable de novo banking centers Assets, at estimated fair value Including cash received from the FDIC, acquired $566.0 million in assets, including $336.1 million in loans and other real estate Liabilities, at estimated fair value $584.7 million in liabilities $520.8 million in deposits Technology conversion and operational integration completed Consolidated 3 banking centers 96 former Peoples associates accepted full-time positions, primarily within the retail banking center network 8 Transaction Overview Based on deposits in market at 06/30/09; source: SNL & FDIC

Loss Share Covered Assets Loss Share
Covered Assets million in fair value Loss Share
Agreement million, no first loss position and million million Uncovered
Assets Cash (at book value), securities (at fair market value) and other tangible assets 9

10 Transaction Overview Includes 17 banking centers in strategic operating markets Indiana (12), Kentucky (1) and Michigan (4) nd1 Assets, at estimated fair value Including cash received from the FDIC, acquired $3.3 billion in assets, including $1.8 billion in loans Loans acquired under a modified transaction structure Liabilities, at estimated fair value $2.9 billion in liabilities $2.5 billion in deposits Integration planning is underway for technology and operational systems Based on deposits in market at 06/30/09; source: SNL & FDIC

Loss Share Covered Assets Loss Share
Covered
Assets billion in fair value Purchase excluded ORE, acquisition, development and construction loans
(“ADC”), residential and commercial
land loans Loss Share
Agreement million, no
first loss position
and million
million million) is
significantly less than the asset discount Uncovered
Assets Cash (at book value), securities (at fair
market value) and other tangible assets 11 Loss Share
Covered
Assets million in fair value Purchase excluded ORE, acquisition, development and construction loans
(“ADC”), residential and commercial
land loans Loss Share
Agreement million, no
first loss position
and million
million million) is
significantly less than the asset discount Uncovered
Assets Cash (at book value), securities (at fair
market value) and other tangible assets Assets Acquired from Irwin Union Bank & Trust Company Assets Acquired from Irwin Union Bank F.S.B.

12 Transactions Overview Purchased $145.1 million in select performing commercial and consumer loans, as well as strategic client relationships in a separate and unrelated transaction Purchased 3 banking centers in Indiana in another separate and unrelated transaction 84.6 million in deposits $41.1 million in performing loans Loans not subject to a loss share agreement Loans were acquired at par value and no premium was paid on assumed liabilities Moves the company into affluent and fast-growing markets in and surrounding
Indianapolis metropolitan market

13 Business Units Retail Banking Commercial Banking Wealth Management

14 Corporate Goals Top-quartile performance for all stakeholders Sustained and consistent excellence Commitment to growth Effective management of all risks

15 Business Strategy Client “Intimate” Strategy Strategic Focus: build long-term relationships with clients by
identifying and meeting their financial
needs Target clients Individuals and small / mid-size
private businesses located within the
regional markets we serve Ohio, Indiana, Kentucky, Michigan 10 markets serving 74 communities Markets managed by experienced, local bankers and supported by
centralized experts Focus on organic growth supplemented
by strategic acquisitions Northwest Indiana North Central Indiana South Central Indiana Indianapolis Butler / Warren Counties Northern Ohio Dayton / Middletown Cincinnati Northern Kentucky Strategic Operating
Markets Michigan

16
September 30, 2009 Credit quality trends remained relatively stable and within expected range throughout most of the economic downturn Reflects discipline of originating loans within existing footprint, strong underwriting policies, and proactive management of resolution strategies for problem credits Year-to-date 2009 experiencing higher credit costs reflecting the continued adverse impact of the prolonged downturn Stress primarily in commercial and commercial construction real estate portfolios 2 Sold entire $34.5 million portfolio of shared national credits resulting in a net charge-off of $2.2 million Certain credit metrics may remain volatile and at historically higher levels until economic conditions begin to show consistent improvement over several quarters Excludes covered assets Third quarter 2009 compared with second quarter 2009 Net of loan sale 3Q-09 2Q-09 1Q-09 4Q-08 3Q-08 2008 2007 2006 3 Net Charge-Off Ratio 1.31% 1.19% 0.55% 0.73% 0.36% 0.47% 0.24% 0.48% Nonperforming Loans / Loans 2.21% 1.31% 0.91% 0.68% 0.53% 0.68% 0.56% 0.44% Reserve Ratio 1.94% 1.34% 1.33% 1.34% 1.14% 1.34% 1.12% 1.10% Reserves / Nonperforming Loans 87.7% 102.3% 146.4% 197.3% 216.2% 197.3% 197.9% 252.8% Year Quarter Credit Quality Trends

17 Credit Quality (excludes covered assets) Peer Group I is comprised of approximately 99 bank holding companies located throughout the United States with total asset size ranging from $3 - $10 billion; 3Q-09 data not yet available Peer Group II is comprised of 30 bank holding companies conducting business primarily in Ohio, Kentucky and Indiana; 3Q-09 includes data from 27 companies Source: Peer Group median data obtained from SNL Financial Net Charge-offs to Average Loans & Leases 0.20% 0.55% 1 2Q-09: includes higher charge-offs related to one commercial real estate construction relationship (20 basis points) and  two separate and unrelated floor   plan relationships (55 basis points); 3Q-09: includes a charge-off related to the sale of the entire shared national credit portfolio (30 basis points) 0.30% 1

18 Peer Group I is comprised of approximately 99 bank holding companies located throughout the United States with total asset size ranging from $3 - $10 billion; 3Q-09 data not yet available Peer Group II is comprised of 30 bank holding companies conducting business primarily in Ohio, Kentucky and Indiana; 3Q-09 includes data from 21 companies Source: Peer Group median data obtained from SNL Financial Allowance for Loans & Leases to Nonperforming Loans Credit Quality (excludes covered assets)

19 Peer Group I is comprised of approximately 99 bank holding companies located throughout the United States with total asset size ranging from $3 - $10 billion; 3Q-09 data not yet available Peer Group II is comprised of 30 bank holding companies conducting business primarily in Ohio, Kentucky and Indiana; 3Q-09 includes data from 21 companies Source: Peer Group median data obtained from SNL Financial Nonperforming Loans to Total Loans Credit Quality (excludes covered assets)

20 Peer Group I is comprised of approximately 99 bank holding companies located throughout the United States with total asset size ranging from $3 - $10 billion; 3Q-09 data not yet available Peer Group II is comprised of 30 bank holding companies conducting business primarily in Ohio, Kentucky and Indiana; 3Q-09 includes data from 21 companies Source: Peer Group median data obtained from SNL Financial Nonperforming Assets to Total Assets Credit Quality (excludes covered assets)

21 Peer Group I is comprised of approximately 99 bank holding companies located throughout the United States with total asset size ranging from $3 - $10 billion; 3Q-09 data not yet available Peer Group II is comprised of 30 bank holding companies conducting business primarily in Ohio, Kentucky and Indiana; 3Q-09 data not yet available Source: Peer Group median data obtained from SNL Financial Credit Quality (excludes covered assets) Texas Ratio (Total Nonperforming Assets to Tangible Equity + Loan Loss Reserves)

22 Capital Excess consolidated capital of $380.5 million over regulatory minimum required level Based on “well-capitalized” requirements, can support bank-level asset growth up to $2.4 billion Announced dividend reduction to common shareholders in January 2009 Further improved already strong capital levels Preserved approximately $8.9 million in common equity year-to-date 2009 Positions the company to weather the economic challenges while still taking advantage of select growth opportunities Long-term targeted dividend payout range is between 40% and 60% of earnings available to common shareholders Committed to maintaining a strong capital base Will continue to take steps to ensure capital position remains sound throughout this period of economic uncertainty Capital generated from acquisitions expected to support the acquired assets as well as future growth and
expansion opportunities Ratio 3Q-09 Target Regulatory                "well-capitalized" minimum EOP Tangible Equity /                            EOP Tangible Assets 8.57% 6.75% - 7.25% N/A EOP Tangible Common Equity / EOP Tangible Assets 7.48% N/A N/A Leverage Ratio 14.60% 8.00% - 8.50% 5% Total Risk-Based Capital Ratio 17.46% 11.50% - 12.00% 10%

Capital Raise 23 Common Share Offering Completed a public offering of 13.8 million shares at $7.50 per share Net proceeds of approximately $98 million after deducting underwriting discounts, commissions and estimated offering expenses Positively impacted already strong capital levels Additional capital raised during the second quarter of 2009 will reduce the number of common shares eligible for purchase by the U.S. Treasury by 50% to 465,116 shares 2 Net proceeds from the offering supports Organic growth in key markets Acquisitions and other business combinations and strategic opportunities, including the recent Peoples and Irwin acquisitions June 8, 2009 through September 30, 2009 Associated with the sale of perpetual preferred securities to the U.S. Treasury under its Capital Purchase Program, the U.S. Treasury  received one warrant to   purchase 930,233 shares of FFBC common stock at an exercise price of $12.90 per share

Participation in the U.S. Treasury
Capital Purchase Program 24 1 Board of directors continues to evaluate capital plan and structure Including the merits of continued participation in the program after having successfully raised $98 million in common equity and the additional capital generated from the recent acquisition Capital ratios excluding CPP capital are strong and significantly exceed minimum regulatory requirements Will initiate discussions with the board and regulators on the proper timing for redemption Have not yet filed a formal application for repayment December 23, 2008

25 Capital Scenario – CPP Redemption
& Runoff Comparisons

26 Growth Plan Primary focus and value creation is through organic growth in key regional markets 2008 expansion included a commercial lending team in Indianapolis (IN), a new business office and banking center in Kettering (OH) and a new banking center in Crown Point (IN) Year-to-date 2009 plans included opening additional banking centers, including further expansion within strategic operating markets Made significant advancement with the addition of 39 banking centers through acquisitions Built 3 new banking centers in Cincinnati (OH), St. Marys (OH) and Edgewood (KY) Acquisitions can advance market position and accelerate the timing of market share compared with an organic growth only strategy Pricing must be disciplined and favorable compared with the longer-term organic growth only strategy Ohio, Indiana, Kentucky and Michigan where there is a strategic and geographic fit Size and growth potential to help achieve corporate financial targets Recent acquisitions expands presence in key metropolitan markets and leverages the First
Financial brand to increase market share

Well-Positioned Franchise Strong operating fundamentals
have produced positive results
throughout the recessionary period Strong market share in strategic operating markets Low risk balance sheet Capital and liquidity significantly exceed amounts necessary to be
classified as well-capitalized Solid loan and deposit growth Credit metrics remained relatively strong throughout most of the
economic downturn Well-positioned to endure the
economic challenges Experienced management focused
on driving results Maintained focus on expense
control and efficiency Strong commitment to growth Effective management of all risks 27

Financial Information

29 Third Quarter 2009
Results Reported net income available to common shareholders of $225.2 million or $4.38 per diluted common share Results were impacted by the following significant items Irwin transaction: the estimated fair value of assets acquired exceeded the estimated fair value of liabilities assumed, resulting in an after-tax bargain purchase gain of $241.0 million 1 Peoples transaction: the estimated fair value of liabilities assumed exceed the estimated fair value of assets acquired, resulting in the recognition of goodwill in the amount of approximately $18.7 million Increased credit costs, including higher provision expense and elevated net charge-offs Net interest income increased $8.0 million from 3Q-08 and $6.2 million from 2Q-09 Net interest margin declined 9 basis points from 3Q-08 and 1 basis point from 2Q-09 Deposit and consumer-based fee income components of noninterest income showing improvement over prior quarters Core operating expenses primarily unchanged although there were some higher expenses related to general growth, market expansion and incentive compensation Acquisition-related costs were comprised of legal, professional, technology and other integration costs Increased staffing and occupancy due to additional associates and banking centers that were added during the quarter Continued strong capital and liquidity levels As required by FASB Codification Topic 805

30 Expanding margin Declining earning assets near-term due to strategic runoff Service charge pricing similar to legacy First Financial Efficiency ratio between 55 and 60 percent after integration Outlook

31 Earnings Per Diluted Common Share Reflects the impact of certain non-recurring items. A reconciliation presenting a summary of items impacting earnings per share is on page 53 1

32 Net Interest Margin Represents the Fed Funds Target Rate at the end of the quarter 1

33 YTD-2009 = January 1, 2009 – September 30, 2009 Yield presented is not tax-equivalent Excludes covered loans acquired under loss share agreements 6.6% 6.9% 5.9% Average
Earning Assets End of Period
Loan Portfolio Composition 8.0% 6.7% 5.5% 6.5% 8.0% 7.9% 7.1% 5.6% 7.9% 8.2% 5.7% 6.1% 5.6% 7.8% 5.7% Yield                            Earning Assets & 1 3.9% 7.5% 5.4% 4.4% 5.1% 4.9%

34 1 Average total loans increased $179.1 million or 6.6%
from third quarter 2008, and $148.5 million or 21.7% from
second quarter 2009 Driven primarily by growth in commercial lending portfolios Overall declines in the average consumer lending
portfolios are a result of the company’s strategy to
de-emphasize certain consumer-based lending activities    Loan balances include $41.1 million in loans purchased on 08/28/09, but exclude covered loans acquired in 3Q-09 under loss share agreements Linked-quarter percentage growth is annualized

35 Gross loan CAGR = 2.0% due to planned runoff in indirect loans and residential mortgages 60% (50%) (95%) December 31, 2005 through September 30, 2009; excludes covered loans 1 Loan Portfolio Strategy (450,000) (350,000) (250,000) (150,000) (50,000) 50,000 150,000 250,000 350,000 450,000 550,000 650,000 750,000 850,000 Commercial Lending Residential Mortgages Indirect Installments ($000s)

(at estimated fair value) 3% 9% 16% 44% 28% Loan Composition 36 June 30, 2009 - $2.9 billion September 30, 2009 - $4.9 billion Covered Loans - $2.1 billion Uncovered Loans - $2.9 billion 4% 11% 12% 43% 30% 1% 6% 22% 43% 28% 28% 45% 12% 11% 4%

fIRST
first financial bancorp

Investment Portfolio
September 30, 2009

- On-going review of various strategies to increase the size of the investment portfolio and its absolute level of earnings, while balancing capital and liquidity targets
  - Represents approximately 8.7% of total assets
  - Portfolio selection criteria avoids securities backed by sub-prime assets and those with geographic considerations

Investment Portfolio Summary

($ in thousands, excluding book price and market value)

	% of Total		Book Value	Book Yield	Book Price	September 30, 2009 Market Value		Gain/ (Loss)
UST Notes & Agencies	8.7%	$	54,502	4.65	99.76	101.92	$	1,160
CMOs (Agency)	9.9%		62,342	4.62	100.47	104.30		2,294
CMOs (Private)	0.0%		68	1.12	100.00	97.97		(1)
MBSs (Agency)	61.8%		389,469	4.64	100.94	104.92		14,753
Agency Preferred	0.1%		338	-	1.69	1.69		-
Subtotal	80.5%	$	506,719	4.64	100.69	103.46	$	18,206
Municipal	4.1%	$	25,512	7.15	99.01	101.43	$	616
Other [1]	15.4%		97,083	3.70	101.50	101.91		388
Subtotal	19.5%	$	122,595	4.42	100.98	101.81	$	1,004
Total Investment Portfolio	100.0%	$	629,314	4.60	100.75	103.17	$	19,210

Net Unrealized Gain/(Loss)	$	19,210
Aggregate Gains	$	19,488
Aggregate Losses	$	(278)
Net Unrealized Gain/(Loss) % of Book Value		3.05%

[1] Other includes $88 million of regulatory stock

Another step on the path to success

37

fiRST
first financial bancorp

Investment Portfolio
September 30, 2009

- Increases in the investment portfolio during the third quarter was the result of acquired investment securities from the Peoples and Irwin transactions
- All acquired securities are conforming investments as outlined in First Financial's investment policy
- The investment securities, excluding regulatory stock, were acquired at their fair market value on the acquisition dates

Third Quarter 2009 Progression of Investment Portfolio

($ in thousands)	06/30/09 Beginning Book Value	Change: Peoples	Change: Irwin	Change: Maturities/ Additions	09/30/09 Ending Book Value
UST Notes & Agencies	$ 41,145	$ -	$ 13,609	$ (252)	$ 54,502
CMOs (Agency)	65,879	-	-	(3,537)	62,342
CMOs (Private)	77	-	-	(9)	68
MBSs (Agency)	391,667	21,465	1,330	(24,994)	389,468
Agency Preferred	184	-	-	154	338
Subtotal	$ 498,952	$ 21,465	$ 14,939	$ (28,638)	$ 506,718
Municipals	$ 30,085	$ 349	$ 627	$ (5,549)	$ 25,512
Other *	31,839	15,867	50,021	(643)	97,084
Subtotal	$ 61,924	$ 16,216	$ 50,648	$ (6,192)	$ 122,596
Total Investment Portfolio	$ 560,876	$ 37,681	$ 65,587	$ (34,830)	$ 629,314
* Includes Regulatory Stock					
Net Unrealized Gain/(Loss)	$ 12,108				$ 19,210
Aggregate Gains	$ 13,072				$ 19,488
Aggregate Losses	$ (964)				$ (278)
Net Unrealized Gain/(Loss) % of Book Value	2.16%				3.05%

Another step on the path to success

38

39 Sector Allocation Credit Quality Investment Grade = A-rated securities Other Investment Grade = B-rated securities * Other includes regulatory stock September 30, 2009

40 3.0% 3.4% 2.5% * Not included in yield calculation Average
Liability Mix End of Period
Deposit Portfolio Composition 1.8% 2.0% 0.8% 3.9% 4.5% 4.0% Yield Liability Mix &
Deposit Composition 0.0% 0.0% 0.0% 0.2% 2.8% 0.0% 1.6% YTD-2009 = January 1, 2009 – September 30, 2009

41 Deposit Strategy Excluding impact of acquisitions, third quarter 2009 deposit portfolio performed consistent with expectations and showed improvement from the second quarter of 2009 Growth seen primarily in core business transaction accounts All other deposit categories remained stable with modest growth Repriced acquired deposit portfolios as permitted by the FDIC Repriced approximately $1.0 billion in deposits Through 10/31/09 approximately 36% of repriced deposits had been redeemed without penalty ($ in thousands) First Financial First Financial at All Acquired Organic at 06/30/09 Deposits Growth 09/30/09 End of Period Transaction & Savings Deposits 1,680,446 $    1,401,965 $ 50,181 $       3,132,592 $    Time Deposits 1,032,890       950,945       44,677          2,028,512       Broker Deposits 78,509           601,332       (4,961)          674,880          Total 2,791,845 $    2,954,242 $ 89,897 $       5,835,984 $    Deposits, including Acquired Deposits

  $5.8 billion in deposits   WAR = 1.26%   $2.8 billion in deposits   WAR = 1.29% September 30, 2009 June 30, 2009 42 46% 14% 23% 17% Deposit Composition 15% 21% 24% 40%

first
first financial bancorp

Borrowed Funds

- First Financial assumed additional Federal Home Loan Bank debt with the Peoples and Irwin acquisitions
- Approximately $83.7 million in short-term advances from Irwin matured prior to the end of the third quarter of 2009
- At September 30, 2009, First Financial had available overnight wholesale funding sources of approximately $2.5 billion

($ in thousands)

Borrowed Funds	06/30/09 Beginning Balance	Change: 07/31/09 Peoples Additions	Change: 09/18/09 Irwin Additions	Change: 3Q-09 Maturities/ Additions	09/30/09 Ending Balance
Short Term Borrowings:					
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	$ 206,777	$ -	$ -	$ (171,014)	$ 35,763
Federal Home Loan Bank Advances	125,000	-	138,700	(198,700)	65,000
Other	25,000	-	-	(25,000)	-
Total Short Term Borrowings	$ 356,777	$ -	$ 138,700	$ (394,714)	$ 100,763
Long Term Borrowings:					
Federal Home Loan Bank Advances	$ 70,908	$ 63,477	$ 216,304	$ (5,334)	345,356
Securities Sold Under Agreements to Repurchase	65,000	-	-	-	65,000
Other	20,620	-	-	-	20,620
Total Long Term Borrowings	$ 156,528	$ 63,477	$ 216,304	$ (5,334)	$ 430,976
Total Short & Long Term Borrowings	$ 513,305	$ 63,477	$ 355,004	$ (400,048)	$ 531,739

Another step on the path to success

43

44 Noninterest Income ($ in millions) ($ in millions) Year-to-Date 2009 1 YTD-2009 = January 1, 2009 – September 30, 2009 Excludes $383.3 million 3Q-09 gain on acquisition

45 Efficiency Long-Term Target = 55% to 60% Efficiency Ratio 01/01/09 – 06/30/09

46 Staffing Level Full-Time Equivalent Personnel Does not include associates from acquisitions who are currently in a temporary hire status 1

Leadership

48 Claude E. Davis President & Chief Executive Officer Claude E. Davis joined First Financial in 2004 as President, Chief Executive Officer, and a member of the Board of Directors. Mr. Davis also serves as Chairman of the Board of Directors of First Financial Bank. Prior to joining the company, he served as Senior Vice
President at Irwin Financial Corporation, and Chairman of Irwin Union Bank and Trust, the company’s lead bank, positions he held since
2003. Earlier in his career, he served as President of Irwin Union Bank and Trust for seven years. Mr. Davis began his career as a
Certified Public Accountant with the public accounting firm Coopers & Lybrand. C. Douglas Lefferson Executive Vice President & Chief Operating Officer C. Douglas Lefferson has spent his entire career in various positions within First Financial Bancorp and First Financial Bank, and was
appointed to his current position in 2005. Prior to his current appointment, Mr. Lefferson served as Chief Financial Officer from 2002 through 2005. J. Franklin Hall Executive Vice President & Chief Financial Officer J. Franklin Hall joined First Financial in 1999 and was appointed to his current position in 2005. Prior to joining the company, he was with Firstar Bank (currently US Bancorp). He is a Certified Public Accountant (inactive), and began his career with the public accounting firm Ernst & Young, LLP. Mr. Hall also serves as President of the First Financial Bancorp subsidiary First Financial Capital Advisors,
LLC, and is President of the company’s proprietary mutual fund family, First Funds. Samuel J. Munafo Ohio / Kentucky Regional President Samuel J. Munafo has spent his entire career in various positions within First Financial Bancorp and First Financial Bank. Prior to his
current appointment, Mr. Munafo served as President of First Financial Bank (2005 – 2006), and President and Chief Executive Officer
for several First Financial affiliates, including Community First Bank & Trust (2001 - 2005), Indiana Lawrence Bank (1998 – 2001), and
Clyde Savings Bank (1994 – 1998). He began his career with the company as a management trainee and has served the company in a number of areas, including operations, retail, commercial lending, credit cards and security. Leadership

fIRST
first financial bancorp

Leadership

Al Roszczyk
Indiana Regional President
Al Roszczyk joined First Financial in June 2009. Mr. Roszczyk oversees the company's Indiana markets. He has 26 years of banking experience with a strong background in executive management and leadership as well as extensive experience in commercial lending, treasury management, and personal banking services. Prior to joining First Financial, Mr. Roszczyk spent 14 years with Irwin Union Bank and Trust Company.

Richard Barbercheck
Senior Vice President & Chief Credit Officer
Richard Barbercheck joined First Financial in 2005 as Senior Vice President and Chief Risk Officer, and was appointed to his current position in 2006. Mr. Barbercheck is responsible for the administration of the bank's lending portfolios as well as oversight of the company's credit policies and loan underwriting processes. Prior to joining the company, he oversaw the Credit Risk Evaluation Group at Irwin Financial Corporation (Columbus, Indiana). Earlier in his career he served at several banks in executive-level positions located in Southeastern Indiana, including Veedersburg State Bank (1989 – 1993), National City Bank (1993 - 1998), and Irwin Union Bank (19998- 2005). Mr. Barbercheck has a total of 27 years of banking experience, with a predominance of experience in the commercial lending and credit administration areas.

Michael Cassani
Senior Vice President, Wealth Resource Group
Michael Cassani joined First Financial in 2007 as Senior Vice President and Chief Administrative Officer to oversee the company's Wealth Resource Group. Prior to joining the company, Mr. Cassani served as President of Fund Project Services, Inc., a financial project management and consulting firm he co-founded in 1998. Earlier in his career, he served as Mutual Funds Product Manager at Fifth Third Bank, and as Institutional Investment Officer at Roulston and Company. Prior to those appointments, Mr. Cassani served as an Investment Representative for two separate companies located within the Chicago area.

Gregory A. Gehlmann
Senior Vice President, General Counsel
Gregory A. Gehlmann joined First Financial in 2005 as Senior Vice President and General Counsel. Mr. Gehlmann also served as Chief Risk Officer for the company (2006 – 2008). Prior to joining the company, he practiced law for 16 years in Washington, D.C. Mr. Gehlmann served as partner/counsel at Manatt, Phelps & Phillips, LLP (Washington, D.C.), where he was counsel to public and private companies, as well as investors, underwriters, directors, officers, and principals regarding corporate securities, banking, and general business and transactional matters.

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fIRST
first financial bancorp

Leadership

John Sabath
Senior Vice President & Chief Risk Officer
John Sabath joined First Financial in 2005 as Regulatory Risk Manager. Mr. Sabbath was then promoted to Senior Risk Officer and First Vice President, and assumed his current position in 2008. He is responsible for management of the company's risk management function which includes commercial and retail credit, compliance, operational, market, strategic and reputation risk. Prior to joining the company, he was in the Enterprise Risk Group at Fifth Third Bank. Earlier in his career, Mr. Sabbath held positions at the Federal Reserve Bank of Cleveland, National City Bank and Star Bank (currently US Bancorp).

Jill A. Stanton
Senior Vice President, Retail & Small Business Lending Manager
Jill Stanton joined First Financial in 2008. Ms. Stanton has responsibility for product line management for first mortgage loans, consumer lending and small business lending. Prior to joining the company, she served as Senior Vice President for Irwin Union Bank where she was responsible for mortgage, consumer lending, business banking, commercial credit analysis, credit administration and loan operations in their commercial banking business. Ms. Stanton has over 20 years of experience within the financial services industry.

Anthony M. Stollings
Senior Vice President & Chief Accounting Officer
Tony Stollings joined First Financial in 2006. Mr. Stollings oversees the company's corporate accounting, tax and external reporting. He is a Certified Public Accountant (inactive), and prior to joining the company, he served as Chief Accounting Officer and Controller at Provident Financial Group, Inc. (Cincinnati OH). Mr. Stollings spent 13 years at Provident and has more than 30 years experience within the financial services industry.

Jill L. Wyman
Senior Vice President, Retail Banking Sales & Deposit Manager
Jill Wyman joined First Financial in 2003 as Vice President and Sales Director. In her current position, Ms. Wyman has responsibility for leading the retail sales process, growing retail deposits, and enhancing the sales culture throughout the company's three-state banking center network. She is also responsible for market services and corporate marketing. Prior to joining the company, she spent 19 years in retail where she served as general manager at Lazarus, a division of Federated Department Stores (currently Macy's). Ms. Wyman began her career as a management trainee at Federated/Macy's and progressed to sales manager, group sales manager, assistant general manager and regional merchandise manager.

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Financial data at September 30, 2009 Banking Centers at October 31, 2009 About First Financial Bancorp First Financial Bancorp is a Cincinnati, Ohio based bank holding company with
$7.3 billion in assets. Its banking subsidiary, First Financial Bank, N.A., founded in 1863, provides retail and commercial banking products and services, and investment and insurance products through its retail banking center network.
Currently, First Financial Bank, N.A. operates 128 banking centers. Its strategic marketing operations are located within the four state regions of Ohio, Indiana,
Kentucky and Michigan where it operates 118 banking centers. The bank’s wealth management division, First Financial Wealth Resource Group, provides investment management, traditional trust, brokerage, private banking, and insurance services, and has approximately $2.0 billion in assets under management. Additional information about the company, including its products, services, and banking locations, is available at .

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first financial bancorp

Summary of Items Impacting Earnings Per Diluted Common Share

- The following table presents earnings excluding significant items impacting performance [1]

($ in thousands, excluding per share data)

	2009			2008					2007				
	Year-to-Date	2Q	1Q	Full-Year	4Q	3Q	2Q	1Q	Full-Year	4Q	3Q	2Q	1Q
Gain (Loss) on FHLMC shares[1]	$ 123	$ 112	$ 11	$ (3,738)	$ (137)	$ (3,400)	$ (221)	$ 20	$ -	$ -	$ -	$ -	$ -
Increase in Loan Loss Reserve & Higher Charge-offs	-	-	-	(7,539)	(7,539)	-	-	-	-	-	-	-	-
Higher Charge-offs Related to Floor Plan Relationships	(3,752)	(3,752)	-	-	-	-	-	-	-	-	-	-	-
Gain on Sale of Property & Casualty Portion of Insurance Business	574	-	574	-	-	-	-	-	-	-	-	-	-
Gains on Sales of Investment Securities (CPP 2009; VISA 2008; MasterCard 2007)	3,349	3,349	-	1,585	-	-	-	1,585	367	-	367	-	-
Gain on Sale of Merchant Payment Processing Portfolio	-	-	-	-	-	-	-	-	5,501	5,501	-	-	-
Gain on Sale of Mortgage Servicing Rights	-	-	-	-	-	-	-	-	1,061	-	-	-	1,061
FDIC Special Assessment	(1,737)	(1,737)	-	-	-	-	-	-	-	-	-	-	-
FDIC Expense - Other	(1,969)	(1,687)	(282)	(521)	(158)	(115)	(121)	(127)	(330)	(81)	(81)	(82)	(86)
Acquisition-related Expenses	(426)	(426)	-	-	-	-	-	-	-	-	-	-	-
Severance Costs Related to Sale of Property & Casualty Insurance Business	(232)	-	(232)	-	-	-	-	-	-	-	-	-	-
Pension Settlement Charges	-	-	-	-	-	-	-	-	(2,222)	(2,222)	-	-	-
Liability for Retiree Medical Benefits	-	-	-	1,285	-	-	1,285	-	-	-	-	-	-
Visa Member Litigation Charges	-	-	-	-	-	-	-	-	(461)	(461)	-	-	-
Impact to Pre-Tax Net Income	$ (4,070)	$ (4,141)	$ 71	$ (8,928)	$ (7,834)	$ (3,515)	$ 943	$ 1,478	$ 3,916	$ 2,737	$ 286	$ (82)	$ 975
After-Tax Impact to Earnings Per Diluted Share	$ (0.06)	$ (0.07)	$ 0.00	$ (0.15)	$ (0.14)	$ (0.06)	$ 0.02	$ 0.03	$ 0.07	$ 0.05	$ 0.00	$ (0.00)	$ 0.02

[1] Gain (Loss) related to the company's investment in 200,000 Federal Home Loan Mortgage Corporation (FHLMC) perpetual preferred series V shares

[1] The company believes that excluding these items presents a more representative comparison of operational performance for each period without the volatility of credit quality that is typically present in times of economic stress, as well as other significant items not related to the company's core business

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54 Pre-Tax, Pre-Provision Income
Excluding Significant Items The company believes that excluding these items presents a more representative comparison of operational performance for each period without the volatility    of credit quality that is typically present in times of economic stress, as well as other significant items not related to the company’s core business 1 2Q-09 1Q-09 2Q-08 June 30, 2009 June 30, 2008 Pre-Tax Income 2,152 $    8,768 $    11,700 $ 10,920 $ 22,581 $   Excluding Provision Expense 10,358     4,259       2,493       14,617     5,716        Pre-Tax, Pre-Provision Income 12,510 $   13,027 $   14,193 $ 25,537 $ 28,297 $   Significant Items 2 1,298        353          1,064       1,651       2,669        Pre-Tax, Pre-Provision Income, excluding Significant Items 11,212 $   12,674 $   13,129 $ 23,886 $ 25,628 $   2 ($ in thousands) Quarter Year-to-Date Includes significant items summarized on page 29, with the exception of FDIC Expense - Other and provision-related items